UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2006

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(952) 943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Following the approval of our board of directors, we established the ValueVision Media, Inc. 2006 Long Term Incentive Plan. The purpose of the plan is to provide designated key employees with financial incentives tied to our success in achieving challenging multi-year financial and business goals. We believe that this plan will assist us in our ability to retain key employees at a time when the stock options outstanding under our stock option programs are largely out of the money, will reinforce a performance culture by rewarding measurable results over time and will tie a meaningful portion of key employees' total compensation to the achievement of multi-year corporate goals and objectives.

Under the plan, for each performance period the human resources and compensation committee of the board of directors establishes performance measures under the plan and targets for these measures that must be achieved for awards under the plan. The initial performance period under the plan covers fiscal years 2006 through 2007. For this initial period, the committee determined that qualification for an incentive award under the plan will be tied to our attainment of targets established for four specific financial and business measures at the end of each of fiscal year 2006 and fiscal year 2007. These measures are: net sales; EBITDA (as measured by our company), net income and gross margin dollars per hour. Awards may be earned for achievement of the specified targets for each of the four measures at the rate of up to 50% of the potential incentive award for fiscal year 2006 and at the rate of up to 100% of the potential incentive award for fiscal year 2007; however, the awards will not be cumulative (i.e., only the greater of the potential awards for fiscal year 2006 or 2007 will be paid). The board of directors has authorized the plan to operate only for the initial performance period of fiscal years 2006 and 2007; the plan could be extended in future periods only upon an affirmative determination by the board of directors.

All of our named executive officers were selected to participate in the plan for the initial period. The key employees who are designated by the human resources and compensation committee of the board of directors to participate under the plan will be eligible to receive a 100% payout of their target award equal to their base salary and annual bonus objective (as of the beginning of fiscal year 2006), in the event that all of the targets set for each of the four plan measures are fully achieved at the end of fiscal year 2007, and provided that such participant remains an employee in good standing of our company at the time of payment under the plan, which is scheduled for early 2008. In the event all of the targets are not fully achieved during the performance period, the participant is eligible to receive a lesser amount under the plan based on our performance; however, no amount will be awarded with respect to a plan measure unless at least 60% of the plan measure target is achieved.

In the event of early termination or inoperability of the plan due to a change in control of our company and termination of employment of a participant without cause by our company or for good reason by the participant, the participant will receive a payment under the plan as if all of the targets had been achieved in the initial performance period. All payments under the plan will be made in cash.

The preceding summary description of the plan is qualified in its entirety by reference to the terms of the plan, which is attached as Exhibit 10 to this report.

Item 9.01 Financial Statements and Exhibits.

10 ValueVision Media, Inc. 2006 Long Term Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

January 18, 2006	By:	Nathan E. Fagre

Name: Nathan E. Fagre
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10	ValueVision Media, Inc. 2006 Long Term Incentive Plan